As filed with the Securities and Exchange Commission on September 5, 2003

Registration No. 333-105742

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5531	54-2049910
(State or other jurisdiction of	(Primary Standard Industrial	(Employer
incorporation or organization)	Classification Code Number)	Identification No.)
	5673 Airport Road, NW
	Roanoke, Virginia 24012
	(540) 362-4911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JIMMIE L. WADE
President
5673 Airport Road
Roanoke, Virginia 24012
(540) 362-4911
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies To:

ERIC M. MARGOLIN	ROGER H. LUSTBERG
Senior Vice President,	Bingham McCutchen LLP
General Counsel and Secretary	355 South Grand Avenue
Advance Auto Parts, Inc.	Suite 4400
5673 Airport Road	Los Angeles, California 90071-3106
Roanoke, Virginia 24012	(213) 629-4824
(540)362-4911

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        On May 30, 2003, Advance Auto Parts, Inc. (“Advance”) filed a registration statement on Form S-3 (File No. 333-105742) (the “Registration Statement”) covering 380,000 shares of common stock, par value $0.0001 per share, of Advance (“Common Stock”), to be sold by certain selling stockholders named therein. On June 11, 2003, the Securities and Exchange Commission declared the Registration Statement effective. The selling stockholders informed Advance that on June 11, 2003 the selling stockholders sold an aggregate of 225,000 shares of Common Stock pursuant to the Registration Statement.

        In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, Advance hereby deregisters 155,000 shares of Common Stock which remain unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the 5th day of September 2003.

ADVANCE AUTO PARTS, INC.

By: /s/ Jimmie L. Wade

Jimmie L. Wade
President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Lawrence P. Castellani	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 5, 2003
Lawrence P. Castellani

/s/ Jeffrey T. Gray	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2003
Jeffrey T. Gray

*	Director	September 5, 2003
Mark J. Doran

*	Director	September 5, 2003
Peter J. Fontaine

*	Director	September 5, 2003
Stephen M. Peck

*	Director	September 5, 2003
Gilbert T. Ray

*	Director	September 5, 2003
John M. Roth

*	Director	September 5, 2003
Carlos A. Saladrigas

*	Director	September 5, 2003
William L. Salter

*	Director	September 5, 2003
Francesca Spinelli

*	Director	September 5, 2003
Ronald P. Spogli

* By: /s/ Jimmie L. Wade
Jimmie L. Wade
Attorney-in-fact